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                                                                  Exhibit 10.13

                              MAJOR MERCHANT AGREEMENT

THIS Agreement ("AGREEMENT"), by and between FIRST NATIONAL BANK OF OMAHA ("FNBO"), a national banking association with principal offices at One First National Center, Omaha, Nebraska, and SELECT COMFORT CORPORATION with its subsidiaries SELECT COMFORT SO. CAROLINA CORPORATION, SELECT COMFORT RETAIL CORPORATION, and SELECT COMFORT DIRECT CORPORATION ("MERCHANT") a Minnesota corporation with offices at 6105 Trenton Lane North, Minneapolis, Minnesota 55442-3240, shall become effective on the date executed by a duly authorized representative of FNBO. FNBO and MERCHANT shall be collectively known hereafter as the "PARTIES."

A     WHEREAS FNBO is a Member of VISA U.S.A., Inc. ("VISA") and MasterCard
International, Inc. ("MASTERCARD") and provides transaction processing and other services ("SERVlCES") in relation to financial services cards ("CARDS") issued by VISA, MASTERCARD and other financial service card organizations. VISA, MASTERCARD, and the other financial service card organizations shall be collectively known as "ASSOCIATIONS";

B. WHEREAS MERCHANT, in furtherance of its business operations, wishes to accept CARDS issued by the members of the ASSOCIATIONS and have FNBO process the resulting transactions ("SALES") pursuant to the terms and conditions set out below;

C. WHEREAS ASSOCIATIONS and FNBO each have adopted rules and regulations relating to all aspects of SALES processing. Such rules and regulations, as amended from time to time, are incorporated by this reference herein and shall be referred to as the "RULES";

D. WHEREAS MERCHANT understands that this is an agreement for transaction processing and that the fees for the services herein are calculated based on the term of this AGREEMENT, the number of transactions processed, and the method of processing.

NOW THEREFORE, in consideration of the mutual promises made herein and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the PARTIES do hereby agree as follows:

1.    GENERAL:

1.1 The CARDS designated herein will be processed under the terms and conditions of AGREEMENT as long as FNBO is contractually permitted to offer such SERVICES by the respective ASSOCIATIONS. At the time of this contract, FNBO is not aware of any condition, issue or circumstance that would prevent FNBO providing services.

1.2 MERCHANT agrees to submit all SALES from CARDS accepted in MERCHANT's business as defined in SCHEDULE A ("BUSINESS"), to FNBO in accordance with the RULES and pursuant to the terms of this AGREEMENT.

1.3 MERCHANT agrees that this AGREEMENT is confidential and will not disclose it to any third party without the prior written consent of FNBO.

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1.4   MERCHANT and FNBO agree to abide by the RULES.  FNBO and ASSOCIATIONS may from time to time amend the RULES or operating procedures related to SALES and SERVICES to be effective upon thirty (30) days written notice to MERCHANT.

1.5 MERCHANT has been supplied with the RULES and by signing AGREEMENT, acknowledges that it has received and understands them.

1.6 Submission by MERCHANT of SALES at any time after thirty (30) days from the date of receipt by MERCHANT of amended RULES to MERCHANT's address via certified mail for processing statements, shall be evidence that MERCHANT has received the amended RULES and has agreed to abide by them.

2.    SPECIFIC OPERATING PROCEDURES:

2.1 MERCHANT agrees that it will comply with all CARD Acceptance Procedures in RULES for each SALE, including, but not limited to the following:

2.1.1 MERCHANT agrees that it will obtain and record a valid positive authorization for all SALES in accordance with the RULES before submitting them to FNBO for processing; and

2.1.2 MERCHANT must be able to prove, by evidence of a terminal capture of a magnetic stripe or signed sales draft showing imprint of the CARD, that the CARD was present at the time of SALE, unless specifically set up for Mail Order and Telephone Order ("MO/TO") transactions.

3.    PAYMENT OF SUMS DUE:

3.1 MERCHANT agrees to pay FNBO the fees as set out in SCHEDULE B and other sums owed to FNBO, (collectively "FEES") for SERVICES as set forth in this AGREEMENT as amended from time to time.

3.2 As set out in the SCHEDULE B, discount ("DISCOUNT") is calculated as a per item charge based on gross items (SALES and credits) processed per month by FNBO for MERCHANT and generally includes "Processing," "Authorizations," "Assessments," and "Interchange." Assessments and Interchange are the standard fees that the ASSOCIATIONS charge for the clearing of SALES transactions and are subject to change by the ASSOCIATIONS; FNBO has no direct control over these fees. Any adjustment in Interchange and Assessments by the ASSOCIATIONS may result in an adjustment in the DISCOUNT charged to MERCHANT. FNBO will notify MERCHANT of any change in FEES caused by action of ASSOCIATIONS, in writing, prior to any such change becoming effective. Notice to MERCHANT of any change in FEES caused by ASSOCIATIONS may be less than thirty (30) days.

3.3 DISCOUNT is quoted by FNBO based on the information supplied by MERCHANT ("ASSUMPTIONS"). MERCHANT agrees that the FEES are based on the term of this AGREEMENT, the ASSUMPTIONS, and the method of processing. MERCHANT agrees that the ASSUMPTIONS are material facts in the calculation of the DISCOUNT

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      and other FEES.  MERCHANT agrees that if the ASSUMPTIONS are shown to be materially incorrect, FNBO may amend FEES as set out herein to reflect such change. MERCHANT agrees to pay such amended FEES.

3.4 Unless provided otherwise herein, FNBO may amend the PASS THROUGH FEES or ASSOCIATION FEES on thirty (30) days written notice to MERCHANT.

3.5 MERCHANT is obligated to pay FNBO for all CHARGEBACKS. "CHARGEBACKS" are SALES submitted for credit in favor of the Issuing Bank or cardholder as a result of an Issuing Bank or cardholder dispute. MERCHANT understands that FNBO is in no way financially responsible for CHARGEBACKS. Failure to comply with the RULES will increase MERCHANT's exposure to CHARGEBACKS. MERCHANT's obligation to pay chargebacks shall survive the termination or expiration of AGREEMENT.

3.6 In the event that ASSOCIATIONS should levy a fine or penalty or assess a charge to FNBO as a result of MERCHANT's SALES or CHARGEBACK activity that is inconsistent with the RULES, MERCHANT agrees to pay such fines, penalties, or charges, and any administrative fees associated with such fines, penalties, or charges.

3.7 MERCHANT shall establish a designated account ("DESIGNATED ACCOUNT") for the credit and debit of sums between the PARTIES. MERCHANT agrees to maintain a positive balance in the DESIGNATED ACCOUNT. If AGREEMENT is terminated for any reason, the DESIGNATED ACCOUNT shall be maintained for a period of one hundred twenty (120) days in order to secure the obligations of MERCHANT hereunder unless otherwise agreed in writing by the PARTIES hereto.

3.8 FNBO agrees to pay MERCHANT for SALES less CHARGEBACKS and FEES owed to FNBO by MERCHANT. FNBO shall deduct CHARGEBACKS and FEES from incoming transactions or debit the same from MERCHANT's DESIGNATED ACCOUNT.

3.9 In the event that FNBO invoices MERCHANT for any FEES and MERCHANT does not pay such sums within thirty (30) days from date of receipt of invoice, FNBO will charge, and MERCHANT agrees to pay, a late fee of one and one-half percent (1.5%) on the balance outstanding on the unpaid invoices accruing on a monthly basis.

3.10 If MERCHANT breaches AGREEMENT or if FNBO identifies suspicious or irregular activity related to SALES, FNBO may refuse to process SALES and/or may hold funds pending the cure of such breach or resolution of such activity.

3.11 Voice Assisted Calls are considered to be any call to the Voice Authorization Center for any reason other than a Voice Authorization.

3.12 In the event AGREEMENT is terminated early for any reason other than set out in Section 5.1, 5.2.1, 5.2.2, or 5.2.4, MERCHANT agrees to pay FNBO a liquidated damages sum ("LIQUIDATED DAMAGES"). The LIQUIDATED DAMAGES amount shall be determined by computing the number of months remaining from the effective date of termination to the end of the INITIAL TERM and multiplying that number by

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      two-thousand dollars ($2,000.00).  MERCHANT and FNBO agree that the damages suffered by FNBO as a result of such early termination would be extremely difficult to calculate with precision. For that reason, the PARTIES agree that the LIQUIDATED DAMAGES should be computed as set forth above.

3.13 MERCHANT agrees that LIQUIDATED DAMAGES shall also be due to FNBO if MERCHANT discontinues submitting SALES for processing during the term of AGREEMENT.

3.14 In the event either PARTY takes any action against the other PARTY to collect any FEES or monies due, and judgment is obtained, the indebted PARTY agrees to pay all costs of collection, including but not limited to, attorney's fees, to the extent allowed by law.

4.    TERM OF AGREEMENT:

4.1 The initial term of this AGREEMENT shall be for the term of three (3) years (the "INITIAL TERM") commencing on the date this AGREEMENT is executed by authorized agents of FNBO and MERCHANT. The INITIAL TERM shall expire in the year 2000 on the last day of same month in which this AGREEMENT was executed.

At the expiration of the INITIAL TERM, this AGREEMENT will automatically renew for successive one (1) year periods ("RENEWAL TERM") unless terminated as set out below.


5.    TERMINATION OF AGREEMENT:

5.1 This AGREEMENT, except for any included terminal rental agreement, may be terminated by FNBO at any time effective upon ninety (90) days written notice.

5.2   This AGREEMENT may be terminated by MERCHANT as follows:

      5.2.1 Upon FNBO's default of any material obligation to MERCHANT hereunder and the failure of FNBO to cure such default within thirty (30) days after written notice of such default; or

      5.2.2 Upon written notice of non-renewal at least thirty (30) days prior to the commencement of any RENEWAL TERM; or

      5.2.3 On ninety (90) days written notice of termination accompanied by payment to FNBO of the LIQUIDATED DAMAGES due at that time.

      5.2.4 On ninety (90) days written notice of termination in the event that FNBO fails to comply with Section 1.3 in SCHEDULE B.

5.3 In order to protect the ASSOCIATIONS and FNBO, FNBO may terminate this AGREEMENT effective immediately for any of the following reasons:

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      5.3.1     MERCHANT's default of any material obligation to FNBO hereunder and the failure of MERCHANT to cure such default within thirty
                (30) days after written notice by FNBO of such default;

      5.3.2 In the event of insolvency, receivership or voluntary or involuntary bankruptcy; or in the event of an assignment of any of MERCHANT's assets for the benefit of MERCHANT's property creditors, or in the event that any part of MERCHANT's property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released within thirty (30) days thereafter; or

      5.3.3 If MERCHANT fails to pay any FEES when due within ten (10) days of written notification of delinquent payment, delivered to MERCHANT's address via certified mail; or

      5.3.4 If MERCHANT has misrepresented or omitted any material information provided to FNBO; or

      5.3.5 If MERCHANT is in breach of the RULES and has not taken corrective action within thirty (30) days of notification of a breach of the RULES or such period as mandated by the ASSOCIATIONS; or

      5.3.6 If MERCHANT, after FNBO's request, fails to send copies of SALES drafts to FNBO; or

      5.3.7 If MERCHANT submits for processing SALES that were not originated as a result of a direct SALE transaction between a cardholder and MERCHANT in the normal course of business ("LAUNDERING"); or

      5.3.8 If the number of CHARGEBACKS received by MERCHANT in any one month exceed one percent (1%) of SALES for that month in dollar amount or transaction amount; or

      5.3.9 If the number of RETURNS received by MERCHANT in any one month exceed twenty percent (20%) of SALES for that month in dollar amount or transaction amount

      5.3.10    In the event of a material change of BUSINESS; or

      5.3.11 In the event that MERCHANT, its principal, or associated parties, is identified by the ASSOCIATIONS under any program designed to monitor merchants; or

      5.3.12 If MERCHANT fails to maintain an Accrued Return Cost in accordance with Generally Accepted Accounting Principles ("GAAP").

5.4 Termination of the AGREEMENT shall be effective the last business day of the month following the appropriate notice period, regardless of which day of the month notice is given.

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5.5   Upon the notice of termination with cause or expiration of the AGREEMENT,
      FNBO is entitled to retain sufficient funds to cover anticipated FEES on a maximum of three (3) months sales. In the event that there is not enough money retained to cover the anticipated FEES, FNBO may require MERCHANT to deposit sufficient funds. This sum will be retained by FNBO for a period of one hundred twenty (120) days from the date of the last SALE processed by MERCHANT under AGREEMENT. FEES due to FNBO received during this period will be debited from this sum. At the end of the period defined above FNBO will release to MERCHANT the balance of the sums retained, plus accrued interest of 1.5% per month, net of any FEES that are then being processed or disputed.

5.6 Upon the notice of termination or expiration of the AGREEMENT, FNBO is entitled to retain funds equal to four (4) times the monthly incoming CHARGEBACK volume (as calculated from VISA and MASTERCARD system reports for MERCHANT) averaged over the prior four (4) calendar months to cover anticipated CHARGEBACKS. In the event that there is not enough money retained to cover the anticipated CHARGEBACKS, FNBO may require MERCHANT to deposit sufficient funds. This sum will be retained by FNBO for a period of one hundred twenty (120) days from the date of the last SALE processed by MERCHANT under AGREEMENT. CHARGEBACKS received during this period will be debited from this sum. At the end of the period defined above FNBO will release to MERCHANT the balance of the sums retained, plus accrued interest of 1.5% per month, net of any CHARGEBACKS that are then being processed or disputed.

6.    BANKRUPTCY:

6.1 It is not the intention of the PARTIES that FNBO remain obligated to continue processing SALES in the event of a Bankruptcy filing by MERCHANT. Upon filing voluntary or involuntary bankruptcy proceedings by or against MERCHANT, MERCHANT must notify FNBO in writing within five (5) days. Notification must be sent by certified mail to FNBO at the address for NOTICES set out herein.

6.2 Credits to MERCHANT's DESIGNATED ACCOUNT and other payments to MERCHANT are provisional and the PARTIES agree that AGREEMENT is a contract whereby FNBO is extending financial accommodations to MERCHANT within the meaning of Section 365 of the Bankruptcy Code as amended from time to time. The right of MERCHANT to receive any amounts due or to become due from FNBO is expressly subject and subordinate to the CHARGEBACKS, setoff, lien, and security interest rights of FNBO under this AGREEMENT without regard to whether such CHARGEBACKS, setoff, lien, and/or security interest rights are being applied to claims that are liquidated, unliquidated, fixed, contingent, matured, or unmatured.

7.    INFORMATION AND DOCUMENTATION:

7.1 MERCHANT shall furnish FNBO with such financial reports and statements as FNBO may reasonably require which may include, but not be limited to the following: (i) MERCHANT will

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      provide to FNBO a copy of its Form 10K and Annual Report within one hundred twenty (120) days of the close of its fiscal year; and (ii) MERCHANT will provide to FNBO copies of its Form 10Q within sixty
      (60) days of the close of the first three (3) fiscal quarters.

7.2 If in the opinion of FNBO, information received or discovered about MERCHANT reflects a materially adverse change in status, or in the event that any reasonable information requested by FNBO is not received, FNBO may withhold the payment for SALES or require a reserve of funds be deposited in an account at FNBO with the deposit established to cover MERCHANT's obligations under AGREEMENT.

7.3 MERCHANT is supplied with monthly reports by FNBO regarding MERCHANT's SALES activity. It is MERCHANT's sole responsibility to report any error or discrepancies detected by MERCHANT in writing to FNBO within ninety
      (90) days following MERCHANT's receipt of the monthly report. After such period, MERCHANT will be deemed to have accepted the monthly reports as delivered.

8.    PROCESSING RESTRICTIONS:

8.1 MERCHANT understands that FNBO is not responsible for and is not able to provide customer service for the POS devices installed by and/or operated by any Third Party with which MERCHANT has contracted. MERCHANT should contact the Third Party for service in respect of this equipment. MERCHANT shall not allow any Third Party to install, remove, or modify any terminal software application at MERCHANT's location without the express written consent of FNBO. MERCHANT understands and agrees that FNBO can only process SALES that are received by FNBO, and that any Third Party is responsible for ensuring that the SALES are formatted and transmitted to FNBO in accordance with the then current FNBO and ASSOCIATIONS' requirements. MERCHANT also understands and agrees that in the event that a Third Party presents SALES transactions that are not in accordance with the then current ASSOCIATIONS' requirements that the FEES charged to MERCHANT by FNBO may increase.

8.2 MERCHANT agrees that it will not materially change its BUSINESS or the method in which it markets or sells the goods and services of BUSINESS without informing FNBO. FNBO may only process SALES from BUSINESS as defined in the AGREEMENT.

9.    WARRANTIES AND INDEMNITIES:

9.1 MERCHANT understands that FNBO merely provides processing services for SALES and is neither a partner in MERCHANT's business operations nor a guarantor of the receipt by MERCHANT of the proceeds of SALES. Furthermore, FNBO does not guarantee that SALES will not be subject to CHARGEBACKS. However, this Section does not eliminate FNBO's legal obligation to remit proceeds of SALES to MERCHANT nor limit MERCHANT's ability to pursue payment of SALES proceeds submitted to FNBO in accordance with the terms of this AGREEMENT.

9.2 MERCHANT warrants that it has not been terminated from depositing SALES with any other member of the ASSOCIATIONS.

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9.3   MERCHANT warrants that at the time of depositing SALES for processing (i)
      it has the right to assign such SALES to FNBO and does by this reference assign all its rights, title, and interest to payment for such SALES to FNBO so that FNBO may process SALES under AGREEMENT; (ii) it has no knowledge of any fact that would impair the collectability of the SALES; and (iii) that the SALES represent a valid obligation of the cardholder in the amount indicated for merchandise sold and delivered or services rendered to the cardholder by the MERCHANT only and does not involve any element of credit for any other purpose.

9.4 Each PARTY agrees to indemnify and hold harmless the other PARTY from and against any claims, demands, or judgments, made or recovered against it and arising out of any breach by either PARTY of the terms of this AGREEMENT or arising from any act or omission by either PARTY which violates any applicable federal, state, or local laws, regulations, or the RULES. The PARTY seeking indemnification (the "INDEMNIFIED PARTY") shall promptly notify the PARTY from whom indemnification is sought (the "INDEMNIFYING PARTY") of the claim and, when known, all of the facts constituting the basis for such claim. The INDEMNIFYING PARTY shall be entitled to control the defense thereof with counsel reasonably satisfactory to the INDEMNIFIED PARTY and, after notices from INDEMNIFYING PARTY to the INDEMNIFIED PARTY of its election so to control the defense thereof, the INDEMNIFYING PARTY shall not be liable to the INDEMNIFIED PARTY under this Section for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by INDEMNIFIED PARTY in connection with the defense thereof, other than reasonable costs of investigation. If an INDEMNIFYING PARTY controls the defense of such a proceeding, no compromise or settlement thereof may be effected by the INDEMNIFYING PARTY without the INDEMNIFIED PARTY's consent.

9.5 MERCHANT shall be solely responsible for losses and CHARGEBACKS, incurred as a result of, or arising out of any fraud including LAUNDERING, negligence, or willful misconduct on the part of MERCHANT, or one or more of MERCHANT's employees or agents.

9.6 MERCHANT covenants and warrants that it shall maintain a positive net worth during the term of this AGREEMENT. If MERCHANT fails to maintain a positive net worth during the term of this AGREEMENT, FNBO may, at its option, immediately terminate this AGREEMENT.

9.7 FNBO hereby represents that the entering into of this AGREEMENT has been duly authorized by FNBO and that this AGREEMENT constitutes a legal, valid and binding obligation of FNBO, and is enforceable against FNBO in accordance with its terms.

9.8 FNBO hereby represents that it has the full legal power and authority to enter into performance obligations under this AGREEMENT.

10.   NOTICES:

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10.1  All notices required under this AGREEMENT shall be written notices effective, unless otherwise stated in AGREEMENT, upon the earlier of actual receipt thereof or the third (3rd) business day following such notices being deposited postage prepaid in the United States Postal System. Additionally, notices may be delivered via Telecopy and will be deemed received on the date such notices are sent.

10.2  All notices shall be sent to the following addresses:

IF TO FNBO:
First National Bank of Omaha.
One First National Center
16th & Dodge Street
Box 2196
Omaha, NE 68103-0196
Attention: Merchant Legal and Compliance

10.3 If to MERCHANT: At the address set out in SCHEDULE A hereto or such alternative address as designated in writing by MERCHANT.

10.4 Either PARTY may designate alternate addresses by giving the other fourteen (14) days written notice of the change in address.

11.   MISCELLANEOUS:

11.1 FNBO, may from time to time, delegate duties under AGREEMENT without giving notice to MERCHANT, provided, however, that FNBO will remain liable to MERCHANT for any obligations existing under AGREEMENT. Except as expressly provided in AGREEMENT, MERCHANT may not assign its rights or delegate its responsibilities under this AGREEMENT without the prior written consent of FNBO, which reasonable consent will not be withheld.

11.2 This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Nebraska. The PARTIES also agree that in the event of any dispute regarding this AGREEMENT, the courts of the State of Nebraska shall have and be vested with personal jurisdiction over the PARTIES.

11.3 No delay or failure by either PARTY to exercise any right under AGREEMENT, and no partial or single exercise of that right, shall constitute a waiver of that right or any other right, unless expressly provided for in AGREEMENT.

11.4 Neither PARTY is liable nor responsible for any failure or delay in performance caused by any Act of God, strikes, flood, fire, war, public enemy, electrical or equipment failure, failures by third parties, or other events beyond their control.


11.5 The obligations of all PARTIES incurred prior to the effective date of termination of AGREEMENT will survive the termination of AGREEMENT. In the event that any portion of AGREEMENT is held invalid or unenforceable for any reason, it is agreed that any invalidity or unenforceability will not affect the remainder of the same and the

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      remaining provisions will remain in full force and effect.  The PARTIES agree that any Court of competent jurisdiction may modify any objectionable provision of the AGREEMENT so as to render it valid, reasonable and enforceable. 11.6 This AGREEMENT may be amended or modified by mutual consent of the PARTIES.

11.7 By signing the AGREEMENT, MERCHANT represents that it has the full legal power and authority to enter into performance obligations under AGREEMENT. MERCHANT also represents that the entering into of this AGREEMENT has been duly authorized by MERCHANT, that the signer is a duly authorized signatory for the MERCHANT and that this AGREEMENT constitutes a legal, valid, and binding obligation of MERCHANT and is enforceable against MERCHANT in accordance with its terms.

11.8 FNBO agrees not to use any information supplied by MERCHANT in the Purchasing Card Information which is required for acceptance of purchasing cards, in its decision as to whether to accept MERCHANT for processing. MERCHANT agrees to hold FNBO harmless from any and all claims relating to the collection, processing, dissemination, and use or misuse of the information contained in the Purchasing Card Information. MERCHANT acknowledges that the information from the Purchasing Card Information will be sent to MERCHANT's corporate customers who pay with a purchasing card. MERCHANT agrees that FNBO is not responsible for any actions or omissions of others regarding this information.

11.9 With respect to Sections 2.5 and 18.2 of the RULES, FNBO acknowledges that MERCHANT submits SALES for processing prior to shipping of products.

11.10 This AGREEMENT constitutes the entire understandings of the PARTIES and supersedes all prior contracts, agreements, and negotiations between the PARTIES whether verbal or written, as to the matter contained herein.

IN WITNESS WHEREOF, the PARTIES hereto have caused this AGREEMENT to be executed by their duly authorized officers, effective as of the date executed by FNBO.

First National Bank of Omaha            Select Comfort, Inc.

By:  /s/ Nick Baxter                    By:  /s/ D.J. McAthie
   ------------------------------          -----------------------------------
Print Name:  Nick Baxter                Print Name:  D.J. McAthie
           ----------------------                  ---------------------------
Title:  Vice President                  Title:  EVP - CFO & CAO
      ---------------------------             --------------------------------
Date:  12/19/97
     ----------------------------

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